                                                                     EXHIBIT 2.2


Nonrefundable Filing Fee: $25.00                                DOMESTIC PROFIT
                                                               GENERAL AMENDMENT
Submit Original and
One True Copy

             RECEIVED
            JUL 1 1994
             11:06 AM
Dept. of Commerce & Consumer Affairs
         STATE OF HAWAII


                                STATE OF HAWAII
                  DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 RICHARD STREET
              MAILING ADDRESS: P.O. BOX 40, HONOLULU, HAWAII 98810

                             ARTICLES OF AMENDMENT
                   (Section 415-61, Hawaii Revised Statutes)


PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

      The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.    The name of the corporation is:

      HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3.    The total number of shares outstanding is: 1,000,000

4.    IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                  ------------------------------
                                                    (Month      Day      Year)

                              Number of Shares Voting    Number of Shares Voting
      Class/Series                 For Amendment            Against Amendment
      ------------            -----------------------    -----------------------


5. IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE FOLLOWING:

      By written consent dated           JULY         30         1993
                              --------------------------------------------------
                                       (Month         Day         Year)

      the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

      --------------------------------------------------------------------------

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.


Witness our hands this 4th day of June, 1994.


      JAMES WALSH, PRESIDENT                       JAMES JOHNSON, V.P.
-----------------------------------       -----------------------------------
     (TYPE/PRINT NAME & TITLE)                 (TYPE/PRINT NAME & TITLE)


         /s/ JAMES WALSH                            /s/ JAMES JOHNSON
-----------------------------------       -----------------------------------
      (SIGNATURE OF OFFICER)                      (SIGNATURE OF OFFICER)


SIGNATURES MUST BE IN BLACK INK.
ARTICLES MUST BE SIGNED BY TWO INDIVIDUALS WHO ARE OFFICERS OF THE CORPORATION.


                      (SEE REVERSE SIDE FOR INSTRUCTIONS)

D1-7
3/94                                                               B14 (Fee)

                      ATTACHMENT TO ARTICLES OF AMENDMENT

                                       OF

                    HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.
                    ----------------------------------------
                                (CORPORATE NAME)


FILL IN APPLICABLE BLANK(S) AND INSERT TEXT OF THE AMENDMENT.


Article    IV     , Section         , Subsection           ,
       -----------         ---------             -----------

Paragraph          , is amended to read as follows:
         ----------

The aggregate number of common shares all of the same class which the corporation shall have authority to issue is Ten Million (10,000,000).